SADLERGIBB
CERTIFIED PUBLIC ACCOUNTANTS

March 30, 2016

Securities and Exchange Commission
100 F Street, N.W.
Washington, D.C. 20549

Re: Chuma Holdings, Inc.

We have read the statements of Chuma Holdings, Inc., included under Item 4.01 of Form 8-K dated March 30, 2016 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC

office 801.783.2950
fax 801.783.2960

www.sadlergibb.com | 2455 East Parleys Way Suite 320, Salt Lake City, UT 84109